EXHIBIT 99.1

MASTEC
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NEWS

FOR IMMEDIATE RELEASE                            From MasTec, Inc.
JANUARY 15, 1997                                 3155 N.W. 77th Avenue
                                                 Miami, Florida 33122-1205
                                                 Tel :    (305) 599-1800
                                                 Fax :    (305) 406-1908
                                                 For more information contact:
                                                 Edwin D. Johnson,
                                                 Chief Financial Officer

                   MASTEC ANNOUNCES THREE-FOR-TWO STOCK SPLIT

         MIAMI, FL - MasTec, Inc. (NASDAQ:MASX) announced today a three-for-two stock split in the form of a stock dividend on its approximately 17 million shares of common stock outstanding. The dividend, which will pay one share of common stock for each two shares of common stock outstanding, will be paid on February 28, 1997 to stockholders of record as of the close of business on February 3, 1997.

         Opening the Lines of Communication(R) worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States and in Spain, Latin America, the Caribbean and the Pacific Rim. For more information on MasTec, please see our Web page at HTTP://WWW.MASTEC.COM.